Exhibit 99.1

                    U.S. Physical Therapy Makes Acquisition

     HOUSTON--(BUSINESS WIRE)--May 19, 2005--U.S. Physical Therapy, Inc. (Nasdaq:USPH), a national operator of physical and occupational therapy outpatient clinics, has acquired a majority interest in Hamilton Physical Therapy Services ("Hamilton Physical Therapy" or "HPTS"), an operator of three physical and occupational therapy clinics located in central New Jersey.
     Chris Reading, U.S. Physical Therapy's Chief Executive Officer, said, "We are excited to have the partners and staff of Hamilton Physical Therapy join the U.S. Physical Therapy team. HPTS has a terrific reputation having provided high quality rehab services for more than 25 years. Patient services include traditional physical therapy, occupational rehab and hand therapy."
     Alvin Feldman P.T., managing partner of HPTS, said, "Our merger with U.S. Physical Therapy is an excellent fit. Along with my partners Robert Cornell P.T., Frederick York P.T., and Jaime Caceres P.T., we will retain a significant equity interest in the business and will continue to manage the practice. There are no staffing changes anticipated. We plan to continue to expand our practice, providing the physical therapy experience and high quality of care which Hamilton Physical Therapy has delivered for the past twenty seven years."
     Larry McAfee, U.S. Physical Therapy's Chief Financial Officer, noted, "The addition of Hamilton Physical Therapy is consistent with our strategy of doing select tuck-in acquisitions. It is a thriving practice seeing more than 200 patients per day and producing over $5 million in annual revenue. The addition of HPTS is expected to be accretive to U.S. Physical Therapy's earnings."

     Forward-Looking Statements

     This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

     --   revenue and earnings expectations;

     -- general economic, business, and regulatory conditions including federal and state regulations;

     --   availability of qualified physical and occupational therapists;

     -- the failure of our clinics to maintain their Medicare certification status or changes in Medicare guidelines;

     -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-off or write-down of goodwill;

     -- changes in reimbursement rates or methods from third party payors including government agencies and deductibles and co-pays owed by patients;

     --   maintaining adequate internal controls;

     --   availability, terms, and use of capital;

     --   future acquisitions; and

     --   weather.

     Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

     About U.S. Physical Therapy, Inc.

     Founded in 1990, U.S. Physical Therapy, Inc. operates 269 outpatient physical and/or occupational therapy clinics in 36 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy, Inc. has been named for three consecutive years in Forbes Magazine's Best 200 Small Companies List.
     More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.


     CONTACT: U.S. Physical Therapy, Inc., Houston
              Larry McAfee, 713-297-7000
              or
              Chris Reading, 713-297-7000
              or
              Investors Relations:
              DRG&E
              Jack Lascar, 713-529-6600